Exhibit 10(i)

                        AMENDED AND RESTATED

                   LOAN AND SECURITY AGREEMENT

                             between

               MIDLANTIC BANK, NATIONAL ASSOCIATION

                               and

                    NEW JERSEY STEEL CORPORATION









                           June 6, 1996
                         TABLE OF CONTENTS

Section                                                      Page

1.   DEFINITIONS                                                2

2A.  REVOLVING LOANS; ACCOUNTS; INVENTORY                       6
     2A.1 Amount and Certain Definitions . . . . . . . . . . . 10
     2A.2 Interest Rate. . . . . . . . . . . . . . . . . . . . 10
     2A.3 Payment of Interest. . . . . . . . . . . . . . . . . 10
     2A.4 Collection and Remittance. . . . . . . . . . . . . . 10
     2A.5 Determination of Balance of Revolving Loans. . . . . 11
     2A.6 Monthly and Interim Statements.. . . . . . . . . . . 11
     2A.7 Overdrafts.. . . . . . . . . . . . . . . . . . . . . 11
     2A.8 Unused Line Fee. . . . . . . . . . . . . . . . . . . 11

2B.  TERM LOAN . . . . . . . . . . . . . . . . . . . . . . . . 12
     2B.1 Amount . . . . . . . . . . . . . . . . . . . . . . . 12
     2B.2 Principal Payments.. . . . . . . . . . . . . . . . . 12
     2B.3 Interest Rate. . . . . . . . . . . . . . . . . . . . 12
     2B.4 Payment of Interest. . . . . . . . . . . . . . . . . 12
     2B.5 Termination. . . . . . . . . . . . . . . . . . . . . 12
     2B.6 Charging Principal & Interest Payments . . . . . . . 12
     2B.7 Prepayment . . . . . . . . . . . . . . . . . . . . . 12
     2B.8 Excess Cash Flow Payments. . . . . . . . . . . . . . 13

2C.  ADDITIONAL PROVISIONS RE: INTEREST AND PAYMENTS ON ALL
     LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     2C.1 Interest Calculation; Lawful Rate. . . . . . . . . . 14
     2C.2 Charge Against Borrower. . . . . . . . . . . . . . . 14
     2C.3 Non-Banking Days.. . . . . . . . . . . . . . . . . . 14
     2C.4 Reimbursement of Increased Cost to Lender. . . . . . 14

3.   SECURITY INTEREST; ADDITIONAL DEFINITIONS . . . . . . . . 14
     3.1  Grant of Security Interests. . . . . . . . . . . . . 15
     3.2  Definitions of "Obligations," "Collateral" and
          "Equipment". . . . . . . . . . . . . . . . . . . . . 15
     3.3  Further Assurances.. . . . . . . . . . . . . . . . . 16

4.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 16
     4.1  Organization and Qualification.. . . . . . . . . . . 16
     4.2  Due Authorization; No Default. . . . . . . . . . . . 17
     4.3  No Governmental Consent Necessary. . . . . . . . . . 17
     4.4  No Proceedings.. . . . . . . . . . . . . . . . . . . 17
     4.5  Financial Statements.. . . . . . . . . . . . . . . . 17
     4.6  No Change in Financial Condition; Solvency.. . . . . 17
     4.7  Compliance With Laws.. . . . . . . . . . . . . . . . 18
     4.8  No Other Violations. . . . . . . . . . . . . . . . . 18
     4.9  Taxes and Assessments. . . . . . . . . . . . . . . . 18
     4.10 Accounts . . . . . . . . . . . . . . . . . . . . . . 18
     4.11 Inventory. . . . . . . . . . . . . . . . . . . . . . 18
     4.12 Books and Records. . . . . . . . . . . . . . . . . . 19
     4.13 Location of Collateral . . . . . . . . . . . . . . . 19
     4.14 Places of Business . . . . . . . . . . . . . . . . . 19
     4.15 Other Name or Entities . . . . . . . . . . . . . . . 19
     4.16 Title and Liens. . . . . . . . . . . . . . . . . . . 19
     4.17 ERISA. . . . . . . . . . . . . . . . . . . . . . . . 19
     4.18 O.S.H.A. . . . . . . . . . . . . . . . . . . . . . . 20
     4.19 Environmental Matters. . . . . . . . . . . . . . . . 20
     4.20 Margin Stock . . . . . . . . . . . . . . . . . . . . 20
     4.21 Representations and Warranties True, Accurate and Complete;
          Confirmation With Each Loan. . . . . . . . . . . . . 20

5.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . 21
     5.1  Maintenance of Existence and Qualifications. . . . . 21
     5.2  Payment of Taxes and Other Obligations . . . . . . . 21
     5.3  Maintenance of Properties. . . . . . . . . . . . . . 21
     5.4  Notice of Adverse Events.. . . . . . . . . . . . . . 21
     5.5  Information and Documents to be Furnished to Lender. 22
     5.6  Access to Records and Property.. . . . . . . . . . . 24
     5.7  Insurance At Borrower's Expense. . . . . . . . . . . 24
     5.8  Condition of Collateral; No Liens. . . . . . . . . . 25
     5.9  Proceeds of Collateral . . . . . . . . . . . . . . . 25
     5.10 Records. . . . . . . . . . . . . . . . . . . . . . . 25
     5.11 Delivery of Documents. . . . . . . . . . . . . . . . 25
     5.12 United States Contracts. . . . . . . . . . . . . . . 25
     5.13 Further Assurances.. . . . . . . . . . . . . . . . . 26
     5.14 Operating Accounts.. . . . . . . . . . . . . . . . . 26
     5.15 Related Entities.. . . . . . . . . . . . . . . . . . 26
     5.16 Keasbey Property . . . . . . . . . . . . . . . . . . 26
     5.17 Sale of Fixed Assets . . . . . . . . . . . . . . . . 26

6.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . 27
     6.1  No Consolidation, Merger, Acquisition,
          Liquidation. . . . . . . . . . . . . . . . . . . . . 27
     6.2  Disposition of Assets or Collateral. . . . . . . . . 27
     6.3  Other Liens. . . . . . . . . . . . . . . . . . . . . 27
     6.4  Other Liabilities. . . . . . . . . . . . . . . . . . 27
     6.5  Loans. . . . . . . . . . . . . . . . . . . . . . . . 28
     6.6  Guaranties; Contingent Liabilities.. . . . . . . . . 28
     6.7  Dividends and Other Distributions. . . . . . . . . . 28
     6.8  Transactions with Affiliates.. . . . . . . . . . . . 28
     6.9  Sale of Inventory. . . . . . . . . . . . . . . . . . 28
     6.10 Removal of Collateral. . . . . . . . . . . . . . . . 28
     6.11 Transfer of Notes or Accounts. . . . . . . . . . . . 28
     6.12 Settlements. . . . . . . . . . . . . . . . . . . . . 28
     6.13 Modification of Governing Documents. . . . . . . . . 28
     6.14 Change Business. . . . . . . . . . . . . . . . . . . 29
     6.15 Change of Location or Name.. . . . . . . . . . . . . 29
     6.16 Change of Accounting Practices.. . . . . . . . . . . 29
     6.17 Inconsistent Agreement.. . . . . . . . . . . . . . . 29
     6.18 Working Capital. . . . . . . . . . . . . . . . . . . 29
     6.19 Tangible Net Worth.. . . . . . . . . . . . . . . . . 30
     6.20 Capital Expenditures.. . . . . . . . . . . . . . . . 30
     6.21 Cash Coverage Ratio. . . . . . . . . . . . . . . . . 31
     6.22 Related Entities.. . . . . . . . . . . . . . . . . . 31

7.   ADDITIONAL POWERS OF LENDER . . . . . . . . . . . . . . . 31
     7.1  Powers of Attorney.. . . . . . . . . . . . . . . . . 31
     7.2  Irrevocability; Lender's Discretion. . . . . . . . . 33

8.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . 33
     8.1  Failure to Pay.. . . . . . . . . . . . . . . . . . . 33
     8.2  Failure to Perform.. . . . . . . . . . . . . . . . . 33
     8.3  Cross Default; Default on Other Debt.. . . . . . . . 34
     8.4  False Representation or Warranty.. . . . . . . . . . 34
     8.5  Cessation of Business. . . . . . . . . . . . . . . . 34
     8.6  Change in Condition. . . . . . . . . . . . . . . . . 34
     8.7  Change in Ownership. . . . . . . . . . . . . . . . . 34
     8.8  Intentionally Left Blank . . . . . . . . . . . . . . 34
     8.9  Insecurity.. . . . . . . . . . . . . . . . . . . . . 34
     8.10 Liquidation or Dissolution.. . . . . . . . . . . . . 34
     8.11 Inability to Pay Debts.. . . . . . . . . . . . . . . 34
     8.12 Bankruptcy; Insolvency.. . . . . . . . . . . . . . . 34
     8.13 Judgments. . . . . . . . . . . . . . . . . . . . . . 34
     8.14 Attachment.. . . . . . . . . . . . . . . . . . . . . 34
     8.15 Condemnation.. . . . . . . . . . . . . . . . . . . . 35
     8.16 ERISA. . . . . . . . . . . . . . . . . . . . . . . . 35
     8.17 Guaranty.. . . . . . . . . . . . . . . . . . . . . . 35
     8.18 Von Roll Loan. . . . . . . . . . . . . . . . . . . . 35

9.   REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . 35
     9.1  Rights in General. . . . . . . . . . . . . . . . . . 35
     9.2  Specific Rights Regarding Collateral.. . . . . . . . 36
     9.3  Set-Off. . . . . . . . . . . . . . . . . . . . . . . 37
     9.4  Cumulative Remedies; No Waiver by Lender.. . . . . . 38
     9.5  Waivers and Consents Relating to Remedies. . . . . . 38

10.  ADDITIONAL WAIVERS AND CONSENTS OF BORROWER . . . . . . . 39
     10.1 Waivers. . . . . . . . . . . . . . . . . . . . . . . 39
     10.2 Consents.. . . . . . . . . . . . . . . . . . . . . . 39
     10.3 Applications of Payments.. . . . . . . . . . . . . . 39

11.  TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . 39
     11.1 Termination By Lender. . . . . . . . . . . . . . . . 39
     11.2 Termination By Borrower. . . . . . . . . . . . . . . 40
     11.3 Effect on Revolving Loan Limit.. . . . . . . . . . . 40
     11.4 Mutual Release . . . . . . . . . . . . . . . . . . . 41

12.  COSTS, EXPENSES AND TAXES . . . . . . . . . . . . . . . . 41

13.  INDEMNIFICATION BY BORROWER . . . . . . . . . . . . . . . 41

14.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 42
     14.1 Entire Agreement; Amendments; Lender's Consent . . . 43
     14.2 Notices. . . . . . . . . . . . . . . . . . . . . . . 43
     14.3 Gender.. . . . . . . . . . . . . . . . . . . . . . . 43
     14.4 Joint Borrowers. . . . . . . . . . . . . . . . . . . 43
     14.5 Cross Default; Cross Collateral. . . . . . . . . . . 44
     14.6 Binding Effect; Governing Law. . . . . . . . . . . . 44
     14.7 Execution in Counterparts. . . . . . . . . . . . . . 44
     14.8 Severability of Provisions.. . . . . . . . . . . . . 44
     14.9 Table of Contents; Headings. . . . . . . . . . . . . 44
     14.10 Exhibits and Schedules. . . . . . . . . . . . . . . 44
     14.11 Further Acknowledgments and Agreements
           of Borrower and the Lender. . . . . . . . . . . . . 44


     This is an AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") made as of June 6, 1996 between MIDLANTIC BANK, NATIONAL ASSOCIATION ("Lender"), having offices at 100 Walnut Avenue, Clark, New Jersey 07066 and NEW JERSEY STEEL CORPORATION, a corporation organized under the laws of Delaware ("Borrower"), having its principal place of business at North Crossman Road, Sayreville, New Jersey 08872.

     WHEREAS, Borrower and Lender are parties to that certain Revolving
Loan and Security Agreement, dated March 31, 1993, as amended by (A) an Amendment to Revolving Loan and Security Agreement and Revolving Loan Note (Business) dated as of April 12, 1994, (B) a Second Amendment to Revolving Loan and Security Agreement and Revolving Loan Note (Business) dated as of May 31, 1994, (C) a letter amendment dated November 30, 1994 from Lender to Borrower, (D) a Third Amendment to Revolving Loan and Security Agreement and Revolving Loan Note (Business) dated as of December 31, 1994, (E) a Fourth Amendment to Revolving Loan and Security Agreement and Revolving
Loan Note (Business) dated as of May 12, 1995, and (F) a Fifth Amendment to Revolving Loan and Security Agreement and Revolving Loan Note
(Business) dated as of August 29, 1995 (as amended, hereinafter referred to as the "Original Loan Agreement") and in connection therewith Borrower executed and delivered to Lender a Revolving Loan Note (Business), dated March 31, 1993 and executed and delivered to Lender an Endorsement, a Second Endorsement, a Third Endorsement, a Fourth Endorsement and a Fifth Endorsement to such note (collectively with all such Endorsements, being referred to herein as the "Original Revolving Loan Note"); and

     WHEREAS, Borrower and Lender are parties to that certain Term Loan and Security Agreement, dated August 29, 1995 (the "Original Term Loan Agreement") and in connection therewith Borrower executed and delivered to Lender a Term Loan Note, dated August 29, 1995 (the "Original Term Note", and collectively with the Original Loan Agreement, the Original Revolving Loan Note and the Original Term Loan Agreement, referred to herein as the "Original Loan Documents"); and

     WHEREAS, Borrower has requested additional financing from Lender and Lender has agreed, subject to the terms and conditions of this Agreement and the other agreements executed and delivered simultaneously herewith, to provide such additional financing; and

     WHEREAS, Borrower and Lender desire to amend and restate the terms and provisions of the Original Loan Documents;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby amend and restate the Original Revolving Loan Agreement and the Original Term Loan Agreement and agree as follows:


1.   DEFINITIONS

          "Account" - as defined in Section 2A.1(c) (i).

          "Banking Day" - any day other than a Saturday, Sunday or legal holiday for banks under the laws of the State of New Jersey.

          "Borrower" - shall have the meaning ascribed to such term in the preamble of this Agreement and shall be used throughout this Agreement as agreed in Section 14.4 of this Agreement.

          "Cash Coverage Ratio" - as defined in Section 6.21.

          "Cash Flow" or "Excess Cash Flow" - shall mean the consolidated net income of Borrower plus depreciation/amortization, less current principal debt service, less the unfinanced portion of permitted capital expenditures, all as determined in accordance with generally accepted accounting principles on a basis consistent with that employed by the accountants in preparing the audited financial statements required by
Section 5.5(a), adjusted to exclude results from discontinued operations (to the extent not accounted for as an extraordinary item) and accumulative affects of any changes in accounting principles; provided that payments on the Revolving Loan and the Von Roll Loan shall not, for purposes of calculating "Cash Flow" or "Excess Cash Flow," be deemed part of Borrower's "current principal debt service."

          "Cash Flow Availability" - means, as of the date determined, the Excess Cash Flow of the Company for the fiscal year to date, divided by two, minus an amount if such amount is a positive number, equal to the difference between (i) any amount previously paid to Von Roll during such fiscal year with respect to the Von Roll Loan (other than amounts paid from the Net Proceeds of the sale of the Keasbey Property) minus (ii) the amount of any Loans made by Von Roll to Borrower under the Von Roll Loan during such fiscal year.

          "Collateral" - as defined in Section 3.2(b).

          "Committed Cap" - as defined in Section 2A.1(b).

          "Current" - a reference to Borrower's payables being "Current" shall mean Borrower is paying all of its payables within the applicable terms (the reference to "applicable terms" includes terms which are in accordance with prior practices with which the given creditor has indicated agreement or acceptance so long as such creditor has not indicated a change in such agreement or acceptance).

          "Default Rate" - a rate of interest two percent (2%) per annum in excess of the rate otherwise applicable at the time to a Revolving Loan or the Term Loan, as applicable.

          "Equipment" - as defined in Section 3.2(c).

          "ERISA" - as defined in Section 4.17.

          "Event of Default" - as defined in Section 8.

          "Excluded Property" - Borrower's interest as lessee in any item of Equipment to the extent that and for so long as the grant by Borrower of a security interest therein would be a violation of the lease of such Equipment, but only if the existence of such lease has been disclosed to Lender.

          "Excel" - Excel Mining Systems, Inc., a corporation organized under the laws of Ohio, and any successor corporation.

          "Excel Qualified Accounts" - "accounts" as that term is defined under the UCC, due from Excel to Borrower, and which meet all of the criteria for Qualified Accounts other than 2A.1 (c)(ii)(I).

          "Inventory" - as defined in Section 2A.1(c)(iii).

          "ISRA" - as defined in Section 4.19.

          "Keasbey Property" - the real property acquired by Borrower from
A. J. Ross, Logistics, Inc.

          "Loans" - the Revolving Loans and the Term Loan, when not referred to by their full titles.

          "Mandatory Cash Flow Prepayment" - as defined in Section 2B.8.

          "Maturity Date" - as defined in Section 2A.1(a).

          "Net Proceeds" - all of the cash or other consideration paid or otherwise received in connection with the sale, lease, assignment, condemnation or other transfer or disposition of property (real or personal, tangible or intangible) other than inventory minus only the reasonable and customary transfer taxes, brokerage fees and other expenses actually incurred by Borrower in connection with such sale, lease, assignment, condemnation or other transfer or disposition.

          "Net Value of Qualified Inventory" - as defined in Section 2A.1
(c)(v).

          "Notes" - the Revolving Note (if any) and the Term Note, when not referred to by their full titles.

          "Obligations" - as defined in Section 3.2(a).

          "Original Loan Agreement" - as defined in the preamble of this Agreement.

          "Original Loan Documents" - as defined in the preamble of the Agreement.

          "Original Revolving Loan Note" - as defined in the preamble of this Agreement.

          "Original Term Loan Agreement" - as defined in the preamble of this Agreement.

          "Original Term Note" - as defined in the preamble of this Agreement.

          "Payment Date" - the first Banking Day of each calendar month.

          "Permitted Liens" - any of the following encumbrances: (i) liens in favor of Lender; (ii) the Von Roll Subordinated Lien; (iii) liens for taxes or assessments or other governmental charges or levies, either not yet due and payable, or, if due and payable, to the extent payment thereof is being contested in good faith, by proper proceedings diligently pursued, if adequate reserves therefor have been established on the books of the Borrower in conformity with generally accepted accounting principles and payment thereof is made before any of Borrower's assets shall be seized or sold with respect thereto; (iv) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (v) pledges or deposits securing bids, tenders, or contracts (other than contracts for the payment of money) to which Borrower is a party made in the ordinary course of business; (vi) deposits securing public or statutory obligations of Borrower; (vii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as such restrictions, easements, licenses, other restrictions or irregularities do not individually or in the aggregate materially impair the use, value, or marketability of such real property, leases or leasehold estates; (viii) as to the capital stock of Excel, the rights of certain Shareholders of Excel under the Shareholders Agreement and the rights of certain Shareholders of Excel and of Excel under Section 9 of the Stock Purchase Agreement, and
(viii) liens identified on Schedule 5 annexed hereto.

          "Prime Rate" - the rate of interest announced from time to time by Lender as its "prime rate" or "prime lending rate," which rate is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Lender to any particular class or category of customers.

          "Qualified Account" - as defined in Section 2A.1(c)(ii).

          "Qualified Inventory" - as defined in Section 2A.1(c)(iv).

          "Related Entity" - any corporate subsidiary of Borrower, and any unincorporated association or other entity through which Borrower conducts any part of its business.

          "Relevant Documents" - any and all documents and instruments delivered to Lender pursuant or incident to this Agreement or any of the Loans (a) by Borrower or any Related Entity, (b) by any pledgor or grantor of a lien, security interest or other right, or (c) by any guarantor of any of the Obligations, including without limitation the guarantee, if any, of the Obligations.

          "Revolving Loan" or "Revolving Loans" - as defined in Section
2A.1(a).

          "Revolving Loan Limit" - as defined in Section 2A.1(b).

          "Revolving Note" - as defined in Section 2A.1(a).

          "Shareholders Agreement" - that certain Shareholders' Agreement, dated August 21, 1991, by and among Excel, Bruce Cassidy, Fred Munson and (pursuant to a Waiver and Supplemental Stockholders' Agreement, dated February 16, 1996) Borrower.

          "SEC" - United States Securities and Exchange Commission.

          "Stock Purchase Agreement" - that certain Stock Purchase Agreement, dated August 21, 1991, among Borrower, Excel, Bruce Cassidy, and Fred Munson.

          "Subordination Agreement" - the Subordination and Intercreditor Agreement, dated the date hereof, among Lender, Von Roll and Borrower.

          "Tangible Net Worth" - as defined in Section 6.19.

          "Term Loan" - as defined in Section 2B.1.

          "Term Note" - as defined in Section 2B.1.

          "UCC" - the Uniform Commercial Code as in effect from time to time in the State of New Jersey.

          "Unmatured Event of Default" - any event or condition, which, after notice or lapse of time, or both, would constitute an Event of Default.

          "Von Roll" - Von Roll Holding AG, a corporation organized under the laws of Switzerland.

          "Von Roll Commitment" - the maximum principal amount which Von Roll is obligated to lend to Borrower under the Von Roll Credit Agreement, which on the date hereof is Fifteen Million Dollars ($15,000,000).

          "Von Roll Credit Agreement" - The Credit Agreement, dated the date hereof, between Borrower and Von Roll providing for a revolving Loan Commitment, as defined therein, of up to Fifteen Million Dollars
($15,000,000).

          "Von Roll Loan" - the Loan (as defined in the Von Roll Credit Agreement) available to Borrower under the Von Roll Credit Agreement.

          "Von Roll Subordinated Lien" - the liens and security interests in favor of Von Roll which are subordinated, pursuant to the Subordination Agreement, to the liens and security interests of Lender.

          "Working Capital" - as defined in Section 6.18.


2A.  REVOLVING LOANS; ACCOUNTS; INVENTORY

     2A.1 Amount and Certain Definitions.

          (a) Revolving Loan. Subject to the terms and conditions of this Agreement and provided there has not occurred an Event of Default or an Unmatured Event of Default, Lender, prior to May 1, 1998, will and thereafter may at its discretion, upon the request of Borrower, make loans hereunder to Borrower (a "Revolving Loan" or the "Revolving Loans") from time to time on a revolving loan basis in an aggregate principal amount not in excess at any time outstanding of the Borrower's Revolving Loan Limit; provided that, if the outstanding amount of the Revolving Loans should exceed the Revolving Loan Limit at any time, such excess (i) shall nevertheless be secured by the Collateral and be subject to the terms of this Agreement, and (ii) shall be payable immediately upon demand by Lender. The Revolving Loans shall be payable (i) on the later of (A) May 1, 1998 or (B) thereafter, within ninety (90) days after demand by Lender, or (ii) at such other time as is provided in Section 9, Section 11 or elsewhere in this Agreement, whichever of (i) or (ii) shall first occur (the first to occur of (i) or (ii) being referred to as the "Maturity Date"). Simultaneous with the execution and delivery of this Agreement, the Original Revolving Note shall be restated in the form attached hereto as Exhibit A (the "Revolving Note") and except as may be otherwise provided in the Revolving Note, the Revolving Loans shall be payable in accordance with the terms of this Agreement.

          (b) Definition of Revolving Loan Limit. Borrower's Revolving Loan Limit shall be the lesser of Twenty-Million Dollars ($20,000,000.00) ("Committed Cap") or the sum of the following:

               (i) 85% of the face amount of Qualified Accounts, not including Excel Qualified Accounts, (less reserves determined by Lender for advertising allowances, warranty claims and other contingencies), which percentage Lender may increase or decrease from time to time as Lender in its sole and absolute discretion may determine based on credit or collateral considerations; plus

               (ii) the lesser of (A) 50% of the face amount of Excel Qualified Accounts (less the reserves determined by Lender for advertising allowances, warranty claims, and other contingencies), or (B) Two Million Five Hundred Thousand Dollars ($2,500,000.00) which percentage or amount Lender may increase or decrease from time to time as Lender in its sole and absolute discretion may determine based on credit or collateral considerations; plus

               (iii) the lesser of (A) 60% of the Net Value of Qualified Inventory or (B) Ten Million Dollars ($10,000,000.00), which percentage or amount Lender may increase or decrease from time to time as Lender in its sole and absolute discretion may determine based on credit or collateral considerations.

Lender shall have the right to increase or decrease the Revolving Loan Limit from time to time based on credit or collateral considerations. The Revolving Loan Limit shall be subject to the limitation stated in Section
11.3 in the event of notice of termination of this Agreement.

          (c) Definitions of Account; Qualified Account; Inventory; Qualified Inventory; Net Value of Qualified Inventory.

               (i) The term "Account" shall mean all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now existing or hereafter created): all obligations of any kind at any time due or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the UCC or the law of any other state as accounts, accounts receivable, contract rights, chattel paper, general intangibles, or otherwise) including without limitation invoices, contract rights, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, corporation, governmental authority or other entity, together with all security for any thereof, and all of Borrower's rights to goods sold (whether delivered, undelivered, in transit or returns), represented by any thereof, together with all proceeds and products of any of the foregoing.

               (ii) The term "Qualified Account" shall mean an Account which has been identified and described to Lender's satisfaction, is represented by Borrower (by its acceptance of Revolving Loans thereon) as meeting all of the following criteria on its origination date and thereafter until collected, and is in all other respects acceptable to Lender based on credit or collateral considerations.

                    (A) Borrower is the sole owner of the Account and has not sold, assigned or otherwise transferred it, and the Account is not subject to any claim, lien or security interest other than the liens in favor of Lender and the Von Roll Subordinated Lien;

                    (B) The Account is bona fide and legally enforceable and owing to Borrower for the sale of goods or performance of services in the United States and in the ordinary course of business and the Account does not require any further act on the part of Borrower to make it owing by the Account debtor, and Borrower has delivered to Lender (or, at the time of origination of the Account, if required by Lender, will deliver to Lender) invoices, billings, shipping documents and other documents evidencing the obligation to pay the Account;

                    (C) The Account does not represent a conditional sale, consignment or other sale on a basis other than that of absolute sale, is not evidenced by any note, instrument, chattel paper or like document, and does not arise out of a contract with the United States or any of its departments, agencies or instrumentalities;

                    (D) The Account is invoiced, for payment, on the date no more than five (5) days after the Inventory or other goods represented thereby are shipped to the Account debtor, and the invoice has not been outstanding for more than ninety (90) days;

                    (E) The Account is not due from an Account debtor which has more than fifty percent (50%) in dollar value of its Accounts due to Borrower which do not qualify under Subsection 2A.1(c)(ii)(D) above;

                    (F) The amount of the Account included in calculating the Revolving Loan Limit does not exceed twenty percent (20%) of Borrower's total Qualified Accounts at the time outstanding or in the case of Re-Steel Supply Company, Inc., Brocker Rebar Company, Inc. and Barker Steel
Company, Inc. does not exceed twenty-five percent (25%) of Borrower's total Qualified Accounts at the time outstanding, but as to any Account, the amount of which is in excess of the aforesaid percentage of Qualified Accounts applicable thereto, if such Account meets all other requirements of a Qualified Account, the portion of such Account which is not in excess of said applicable percentage shall not be disqualified as a Qualified Account by this subsection (F);

                    (G) The Account is not subject to any defense, offset, counterclaim, credit, allowance or adjustment except usual and customary prompt payment discounts, nor has the Account debtor returned the goods or indicated any dispute or complaint concerning them; provided, however, if the Account debtor has returned any goods, or indicated a dispute or complaint with respect thereto or with respect to the Account, the Account will be disqualified under this Subsection (G) only to the extent of the goods returned or the amount of the dispute or the complaint if the Account debtor can reasonably be expected to pay the remainder of the Account;

                    (H) No other Account of the Account debtor is overdue in payment and Borrower has not received any notice, nor has it any knowledge, of any facts which adversely affect the credit of the Account debtor;

                    (I) The Account debtor is not a Related Entity or other affiliate of Borrower nor a director or officer of Borrower or an affiliate of any director or officer;

                    (J) Borrower has observed and complied with all laws and governmental rules and regulations of the state in which the Account debtor is located or the Account is payable, which laws, if not observed and complied with, would deny to Borrower access to the courts of such state;
and

                    (K) Such Account is not otherwise deemed unsatisfactory by Lender, as determined by Lender in its sole and absolute discretion based on credit and/or collateral considerations. Lender will notify Borrower, orally or in writing, when Lender deems any Account debtor or Account to be unsatisfactory under this Subsection (K).

               (iii) The term "Inventory" shall mean all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all goods, merchandise or other personal property held by Borrower for sale or lease or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of Borrower therein and thereto; all raw materials, work or goods in process; and all materials and supplies of any kind or description used or usable in connection with the manufacture, packaging, shipping, advertisement, sale or finishing of any of the foregoing, together with all proceeds and products of any of the foregoing.

               (iv) The term "Qualified Inventory" shall mean the Inventory which has been identified and described to Lender's satisfaction, is represented by Borrower (by its acceptance of Revolving Loans thereon) as meeting all of the following criteria on the date of any Revolving Loan based thereon and thereafter while any of the Obligations are outstanding, and is in all other respects acceptable to Lender based on credit or collateral considerations:

                    (A) Borrower is the sole owner of the Inventory; none of the Inventory is being held by Borrower or any other person or entity on a consignment basis; Borrower has not sold, assigned or otherwise transferred all or any portion thereof; and none thereof is subject to any claim, lien or security interest other than the liens in favor of Lender and the Von Roll Subordinated Lien; and

                    (B) If any of the Inventory is represented or covered by any document of title, instrument or chattel paper, Borrower is the sole owner of all such documents, instruments and paper, all thereof are in the possession of Lender, none thereof has been sold, assigned or otherwise transferred, and none thereof is subject to any claim, lien or security interest, other than the liens in favor of Lender and the Von Roll Subordinated Lien.

               (v) The term "Net Value of Qualified Inventory" shall mean the value, as determined by Lender in its sole and absolute discretion based on credit or collateral considerations, of the Qualified Inventory in the actual or constructive possession of Borrower at any time, exclusive of any transportation, processing or handling charges affecting the value thereof, and exclusive of work-in-process (it being understood that billets are not work-in-process but either raw materials or finished goods) and such other value as Lender in its sole and absolute discretion determines to exclude based on credit and/or collateral considerations.

     2A.2 Interest Rate. The Revolving Loans shall bear interest at a fluctuating interest rate per annum equal at all times to one percent (1%) above Lender's Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower.

     2A.3 Payment of Interest. Interest on the Revolving Loans will be invoiced at the end of each calendar month. Interest shall be payable monthly on the first Banking Day in each calendar month commencing July 1, 1996 and on the final day when the principal is paid in full. Any failure or delay by Lender in presenting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments. At Lender's option, Lender may charge any loan or deposit account of Borrower for the interest payments due and any other charges payable by Borrower to Lender including without limitation interest, fees and expenses. Borrower hereby consents to such automatic charge by Lender.

     2A.4 Collection and Remittance. Borrower covenants and agrees (a) to receive in trust for Lender all payments on Accounts for the sale of goods or performance of services and all payments on Inventory, in each case whether cash, checks, drafts, notes, acceptances or other forms of payment, and (b) to deliver such payments to Lender forthwith in the identical form in which received.

     2A.5 Determination of Balance of Revolving Loans.

          (a)  In determining the outstanding balance of the Revolving Loans,
(i) domestic checks received by Lender before Noon of a Banking Day will be credited on that Banking Day, and thereafter on the following Banking Day;
(ii) any other form of funds received by Lender will be credited on the Banking Day when Lender has received notification of collection if before Noon, and thereafter on the following Banking Day; and (iii) all credits shall be conditional upon final payment to Lender in cash or solvent credits of the items giving rise to them and, if any item is not so paid, the amount of any credit given for it shall be charged to the balance of the Revolving Loans whether or not the item is returned.

          (b) For the purpose of computing interest on the Revolving Loans and other Obligations, interest shall continue to accrue on the amount of any payment received by Lender for a period of two (2) Banking Days after it is credited.

     2A.6 Monthly and Interim Statements. Once each month Lender shall render a statement of account to Borrower showing the current status of principal, interest and service charges with respect to the Revolving Loans. If these statements or any interim statements indicate that the outstanding balance of the Revolving Loans exceeds the Revolving Loan Limit, Borrower, at Lender's option, forthwith shall either furnish additional Collateral satisfactory to Lender or pay the difference in cash. The statement of account rendered by Lender shall be considered correct, accepted by Borrower and conclusively binding upon Borrower, unless
Borrower gives Lender written notice to the contrary within ten (10)
Banking Days after the sending of the statement by Lender. If Borrower disputes the correctness of Lender's statement, Borrower's notice shall specify in detail the particulars of its basis for contending that Lender's statement is incorrect.

     2A.7 Overdrafts. In the event Lender honors a check of Borrower resulting in Borrower's checking account being overdrawn, then Lender shall be deemed to have loaned the amount of such overdraft to Borrower, pursuant to the terms of this Section 2A, on the Lender's Banking Day immediately preceding the day on which the Borrower's check is tendered to Lender for collection. Lender shall not be obliged to honor any overdraft of Borrower, whether or not it has done so in the past.

     2A.8 Unused Line Fee. In addition to interest and other fees and expenses described in this Agreement, Borrower agrees to pay Lender, on the 1st day of each calendar month, an amount equal to one-quarter of one percent (1/4%) per annum multiplied by the difference between (a) the Committed Cap and (b) the average principal balance of the Revolving Loans outstanding in the preceding calendar month, calculated in accordance with
Section 2A.5(a) hereof.


2B.  TERM LOAN.

     2B.1 Amount. Simultaneous with the execution and delivery of this Agreement, the principal amount outstanding under the Original Term Note, which on the date hereof is Seven Million Five Hundred Thousand Dollars $7,500,000.00, shall be restated as a term loan (the "Term
Loan") to be evidenced by Borrower's promissory note in the form of Exhibit B to this Agreement (the "Term Note").

     2B.2 Principal Payments. The principal of the Term Loan shall be repaid in fifty-three (53) consecutive equal monthly installments of $125,000.00 on the first day in each calendar month, commencing December 1, 1996, and in a final installment of $875,000.00 on May 1, 2001, when the unpaid balance of principal and any accrued interest shall be due and payable.

     2B.3 Interest Rate. The Term Loan shall bear interest at a fluctuating interest rate per annum equal at all times to one percent (1%) above Lender's Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower.

     2B.4 Payment of Interest. Interest on the Term Loan shall be due and payable on the first Banking Day in each calendar month, commencing July 1, 1996, until the principal balance has been paid in full. Lender shall present a monthly invoice to Borrower reflecting the interest payment due, but any failure or delay by Lender in submitting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments.

     2B.5 Termination. Notwithstanding the provisions of Section 2B.2, the Term Loan shall terminate and be due and payable, with accrued interest, upon the termination date of this Agreement pursuant to Section 11.2.

     2B.6 Charging Principal & Interest Payments. At Lender's option, Lender may charge any loan or deposit account of Borrower for any principal or interest payments due and any other charges payable by Borrower to Lender, including without limitation interest, fees and expenses. Borrower hereby consents to such automatic charge by Lender.

     2B.7 Prepayment. (a) Borrower may prepay all, or any part of, the outstanding principal of the Term Loan only upon paying to Lender, as a prepayment charge, the applicable amount stated below:

          (i) If the date the prepayment is made is prior to the first anniversary of the date stated at the beginning of this Agreement, an amount equal to five percent (5%) of the amount prepaid;

          (ii) If the date the prepayment is made is after such first anniversary but prior to the second such anniversary, an amount equal to four percent (4%) of the amount prepaid; or

          (iii) If the date the prepayment is made is after such second anniversary but prior to the third such anniversary, an amount equal to three percent (3%) of the amount prepaid; or

          (iv) If the date the prepayment is made is after such third anniversary but prior to the fourth such anniversary, an amount equal to two percent (2%) of the amount prepaid; or

          (v) If the date the prepayment is made is after the fourth such anniversary but prior to the fifth such anniversary, an amount equal to one percent (1%) of the amount prepaid;

provided, however, that the terms of this Subsection 2B.7(a) do not apply to a prepayment if simultaneously with such prepayment this Agreement is terminated pursuant to Subsection 11.2(a) or (b) of this Agreement and the amount, if any, as computed under Subsection 11.2(b)(iii) is paid to Lender as provided therein. Payments made to Lender from the Net Proceeds of the sale of Borrower's property located in Bowie, Maryland or as required under
Section 5.16 in connection with the sale of the Keasbey Property or under
Section 5.17 in connection with the retirement of assets in the normal course of Borrower's operations shall not be deemed prepayments for purposes of this Subsection 2B.7(a).

     (b) All prepayments on the Term Loan, including, without limitation, prepayments from the Net Proceeds of the sale of the Borrower's property located in Bowie, Maryland, the Keasbey Property or sales under Section 5.17, shall be applied firstly to interest accrued but unpaid on the Term Loan and secondly to the principal installments of the Term Loan in the inverse order of their maturities.

     2B.8 Excess Cash Flow Payments. In addition to the scheduled principal installments due on the Term Loan as provided for under Section 2B.2 and the Term Note, Borrower, on the first Payment Date following each delivery of the financial statements pursuant to Section 5.5(a) of this Agreement, shall, upon the request of Lender, prepay the Term Loan by an amount (to be determined by reference to the annual audited financial statements provided pursuant to Section 5.5(a)) equal to 50% of Excess Cash Flow (each such payment being referred to herein as a "Mandatory Cash Flow Prepayment").
Each Mandatory Cash Flow Prepayment shall be applied firstly to the interest accrued but unpaid on the Term Loan and secondly to the principal installments of the Term Note in the inverse order of their maturities. Mandatory Cash Flow Prepayments shall not be deemed prepayments for the purposes of Section 2B.7 or Section 11.2 of this Agreement (unless this Agreement is terminated in connection with such prepayment).


2C.  ADDITIONAL PROVISIONS RE: INTEREST AND PAYMENTS ON ALL LOANS

     2C.1 Interest Calculation; Lawful Rate. Interest on the Revolving Loans and the Term Loan shall be calculated on a daily basis upon the unpaid principal balance, with each day representing 1/360th of a year. If the interest rate calculated in accordance with any provision of this Agreement for any of the Loans would at any time exceed the maximum permitted by any law then applicable to such Loans, then for such period as such rate would exceed the maximum permitted by such law (and no longer) the rate of interest payable on such Loans shall be reduced to the maximum permitted by such law.

     2C.2 Charge Against Borrower. Lender may, at its discretion, charge the amount of any payment of principal and/or interest on any of the Loans and any other charges payable by Borrower to Lender, including without limitation interest, fees and expenses, to any checking, loan or deposit account of Borrower, deduct such amount from any future Revolving Loan to Borrower, or apply any Collateral proceeds or other funds received by Lender against payment of any such amount.

     2C.3 Non-Banking Days. If any payment pursuant to this Agreement or any of the Relevant Documents shall be stated to be due on a day other than a Banking Day, such payment may be made on the next succeeding Banking Day and such extension of time shall be included in computation of the interest or other payment due.

     2C.4 Reimbursement of Increased Cost to Lender. If any law, regulation or guideline, or change in any law, regulation or guideline or in the interpretation thereof, or any order or ruling by any regulatory body, court or other governmental authority, or compliance by Lender with any request or directive (whether or not having the force of law) of any such regulatory body, court or authority, shall impose, modify, or deem applicable to Lender any reserve, capital, special deposit or other requirement or condition in respect of this Agreement or any of the Loans, which results in an increased cost or reduced benefit to Lender in maintaining any of the Loans (as determined by reasonable allocation of the aggregate of such increased costs or reduced benefits to Lender resulting from such event), then Borrower shall pay to Lender from time to time upon demand additional amounts sufficient to compensate Lender for such increased costs or reduced benefits, together with interest on each such amount from a date ten (10) days after the date of such demand until payment in full thereof at the highest rate then applicable to any of the Loans. A certificate setting forth in reasonable detail such increased cost incurred or reduced benefit realized by Lender as a result of any such event shall be conclusive as to the amount thereof, absent manifest error.


3.   SECURITY INTEREST; ADDITIONAL DEFINITIONS

     3.1 Grant of Security Interests. As security for the due and punctual payment and performance of all of the Obligations, whether pursuant to this Agreement or otherwise, Borrower hereby pledges, transfers and assigns to Lender, and grants to Lender security interests in, (a) all of the Collateral wherever located and whether now existing or hereafter created and whether now owned or hereafter acquired by Borrower, and (b) all accessions and additions thereto, replacements and substitutions therefor, and proceeds and products thereof. The security interests granted hereby, and all remedies and other rights stated or referred to in this Agreement or any of the Relevant Documents, shall continue in full force and effect until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents.

     3.2  Definitions of "Obligations," "Collateral" and "Equipment".

          (a)  The term "Obligations" shall mean

               (i) all principal of and interest on the Revolving Loans and the Term Loan, and all other sums payable by Borrower or any Related Entity under the terms of this Agreement or any of the Relevant Documents,

               (ii) all other indebtedness, liabilities, obligations and agreements of every kind and nature of Borrower or any Related Entity to or with Lender or any affiliate of Lender, and

               (iii) any participation or interest of Lender or any affiliate of Lender in any indebtedness, liabilities, obligations or agreements of Borrower, any Related Entity or any such guarantor to or with others, in each case whether now existing or hereafter created, whether now or hereafter contemplated, whether pursuant to this Agreement, any of the Relevant Documents or otherwise, whether in the form of refinancing, letters of credit, bankers acceptances, guaranties, loans, interest, charges, fees, expenses or otherwise, whether direct or indirect, whether acquired outright, conditionally or as collateral security from another, whether absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, and whether arising by operation of law or otherwise, and including without limitation any future advances, renewals, extensions, modifications or changes in form of, or substitutions for, any of the items described in the preceding clauses (i) through (ii) or this clause (iii).

          (b) The term "Collateral" shall mean the following, wherever located and whether now existing or hereafter created and whether now owned or hereafter acquired by Borrower: (i) the Accounts; (ii) the Inventory;
(iii) the Equipment; (iv) the premises commonly known as North Crossman Road, Sayreville, New Jersey and owned by Borrower; (v) the pledge of the stock of Excel now or hereafter owned by Borrower (vi) all guarantees, security and liens for payment of any Accounts, and all documents of title, policies or certificates of insurance, insurance proceeds, proceeds of condemnation or other seizure, securities, chattel paper and other documents and instruments evidencing or pertaining to any thereof; all claims of Borrower against third parties for loss of or damage to, or otherwise relating to, any of the Collateral; and all files, correspondence, customer lists, computer programs, tapes, discs and related data processing software, owned by Borrower or in which Borrower has an interest, which contains information identifying any of the Collateral or identifying any Account debtor or the amount owed by same, or which would otherwise be necessary or helpful in the realization on any of the Collateral; (vii) all moneys, securities, drafts, notes, items, contract rights, leases, licenses and general intangibles, and all general or special deposits, balances, sums, proceeds and credits of Borrower; (viii) all trade names, trademarks, trademark registrations, copyrights, patents, patent applications and licenses, and other franchises and licenses in which Borrower has an interest, and all other intangible personal property similar to any of the foregoing; (ix) all other property (other than real property) of Borrower (x) all rights and remedies which Borrower might exercise with respect to any of the foregoing but for the execution of this Agreement; and (xi) all accessions and additions to, replacements and substitutions for, and proceeds and products of, the items described in the preceding clauses
(i) through (x) and this clause (xi); but in each case not including
Excluded Property.

          (c) The term "Equipment" shall mean all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all of Borrower's equipment, machinery, furniture, fixtures, motor vehicles, parts, supplies and tools, and all other tangible personal property similar to any of the foregoing, and all repairs, modifications, alterations, replacements, additions, controls and operating accessories therefor.

     3.3 Further Assurances. Borrower shall execute and deliver such financing statements and other documents (in form and substance satisfactory to Lender) and take such other actions as Lender may request from time to time in order to create, perfect or continue the security interests and other liens provided for by this Agreement under the UCC or other laws of the State of New Jersey or under any other state or federal law.


4.   REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender, knowing and intending that Lender will rely thereon in making the Loans contemplated hereby, that the following statements are true and accurate.

     4.1  Organization and Qualification.

          (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction stated at the beginning of this Agreement.

          (b) Borrower has the power and authority, and all necessary licenses or other authorizations, to own its properties and to carry on its business as now conducted, and is duly qualified and in good standing in each jurisdiction wherein the nature of the property owned or used or of the business conducted requires such qualification and where the failure to qualify could have a material adverse effect on Borrower or on Lender's ability to collect Accounts.

     4.2  Due Authorization; No Default.

          (a) The execution, delivery and performance by Borrower of this Agreement, the Notes and the Relevant Documents are within Borrower's powers, have been duly authorized by all necessary action on the part of Borrower, and do not and will not (i) violate Borrower's Certificate of Incorporation or Bylaws, or any applicable law or regulation, or any judgment, order or decree of any judicial or other governmental body,
(ii) constitute a breach of, or default under, any agreement, undertaking or instrument to which Borrower is a party or by which it may be affected, or (iii) result in the imposition of any lien, encumbrance or restriction on any assets of Borrower, except the security interests and liens in favor of Lender.

          (b) Borrower has delivered to Lender true and complete copies of Borrower's resolutions necessary to authorize the transactions contemplated by this Agreement, and of Borrower's Certificate of Incorporation and Bylaws, all as in effect on the date hereof and certified by a duly authorized officer of the Borrower.

          (c) This Agreement and the Relevant Documents upon their execution and delivery, and the Notes upon their issuance, will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

     4.3 No Governmental Consent Necessary. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement, any of the Notes or any of the Relevant Documents.

     4.4 No Proceedings. Except as set forth on Schedule 4.4, there are no pending or threatened claims, actions, proceedings or investigations before any court, arbitrator, or governmental body or agency that may, singly or in the aggregate, have a material adverse effect on (a) the validity or enforceability of this Agreement, any of the Notes or any of the Relevant Documents, or the ability of Borrower to perform any of its Obligations, or
(b) the financial condition or the properties or operations of Borrower.

     4.5  Financial Statements.

          (a) Subject to any limitation stated therein, all balance sheets, income statements and other financial data which have been or shall hereafter be furnished to Lender do and will truly and fairly present the financial condition of Borrower as at the respective dates thereof and the results of its operations for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied during all periods. All other information, reports and other papers and data concerning Borrower's operations or condition (financial or otherwise) furnished to Lender by, or (with Borrower's knowledge) on behalf of, Borrower are, or will be at the time the same are so furnished, true, accurate and complete in all material respects.

          (b) Except as shown on the most recent financial statements set forth on Schedule 1 to this Agreement, Borrower has no liabilities as of the date hereof which would have an adverse effect on the Collateral or on the financial condition, operations or other properties of Borrower.

     4.6  No Change in Financial Condition; Solvency.

          (a) There has been no material adverse change in Borrower's financial condition since the date of its last financial statements set forth on Schedule 1 to this Agreement.

          (b) Borrower's assets, at a fair valuation, exceed Borrower's liabilities (including, without limitation, contingent liabilities), Borrower is paying its debts as they become due, and Borrower has capital and assets sufficient to carry on its business.

     4.7 Compliance With Laws. Except as set forth on Schedule 4.7, Borrower is in compliance in all material respects with all federal, state and local statutes, rules, regulations, orders and other provisions of law applicable to its ownership or use of properties or the conduct of its business; Borrower has not received any notice of violation of any of the foregoing; and Borrower is not in violation of any judgment, order or decree of any judicial or other governmental body.

     4.8 No Other Violations. Borrower is not in violation of any term of its Certificate of Incorporation or Bylaws, and no event or condition has occurred and is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) breach of, or a default under, any material agreement, undertaking or instrument to which Borrower is a party or by which it or any of its property may be affected, or (b) the imposition of any lien, encumbrance or restriction on any property of Borrower other than Permitted Liens.

     4.9 Taxes and Assessments. Borrower has filed all federal, state and local tax returns and other reports it is required to file to the date hereof (or has obtained valid, written extensions as to any not so filed), has paid all taxes, assessments and other governmental charges due and payable to the date hereof, and has made adequate provision for the payment of such taxes, assessments and charges accrued but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or other governmental charges not provided for or disclosed in the financial statements set forth on Schedule 1 to this Agreement. Borrower's federal income tax returns for the period through the year ended November 30, 1988 have been audited by the Internal Revenue Service, and the tax liability of Borrower for such periods has been finally determined by the Internal Revenue Service and satisfied.

     4.10 Accounts. The list of Accounts dated June 6, 1996, delivered to Lender is complete and contains an accurate aging thereof and, except as otherwise specified by Borrower to Lender in writing, each of said Accounts meets the criteria for a Qualified Account stated in Subsection 2A.1(c)(ii) of this Agreement.

     4.11 Inventory. Borrower's Inventory, as reflected by its most recent balance sheet included on Schedule 1 to this Agreement, consists of items of a quality and quantity usable or salable in the ordinary course of its business; the values of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided therefor; and the values carried on said balance sheet are set at the lower of cost or market, in accordance with generally accepted accounting principles consistently applied.

     4.12 Books and Records. Borrower maintains its books and records relative to its Accounts and its Inventory at the address listed in
Schedule 2 to this Agreement.

     4.13 Location of Collateral. None of the Inventory, Equipment or other tangible property constituting part of the Collateral is or will be, or has been during the six months preceding execution of this Agreement, located in or on any premises other than those identified in Schedule 2 to this Agreement. Schedule 2 contains an accurate record of all landlords of premises leased by Borrower and of all mortgagees of premises owned by Borrower.

     4.14 Places of Business. The principal place of business and chief executive office of Borrower is located at North Crossman Road, Sayreville, New Jersey 08872. The correct and accurate mailing address of Borrower is North Crossman Road, Sayreville, New Jersey 08872. Schedule 3 to this Agreement lists all of the other offices or locations in or from which Borrower conducts any of its business or operations.

     4.15 Other Name or Entities. Except as disclosed on Schedule 4 to this Agreement, none of Borrower's business is conducted through any corporate subsidiary, unincorporated association or other entity and Borrower has not, within the seven years preceding the date of this Agreement (a) changed its name, (b) used any name other than the name stated at the beginning of this Agreement, or (c) merged or consolidated with, or acquired the assets of, any other corporation or business.

     4.16 Title and Liens. Borrower has good and marketable title to all of the Collateral as sole owner thereof, free and clear of any mortgage, security interest, assignment, pledge, hypothecation, or other lien or encumbrance, except Permitted Liens. None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent in connection therewith.

     4.17 ERISA. Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code, and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of
Labor and the Pension Benefit Guaranty Corporation ("PBGC"). Neither a reportable event as defined in Section 4043 of ERISA, nor a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred and is continuing with respect to any employee benefit plan subject to ERISA established or maintained, or to which contributions have been or may be made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to hereinafter as an "ERISA Affiliate," and any such employee benefit plan being referred to hereinafter as a "Plan").
No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a) (3) of ERISA. Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

     4.18 O.S.H.A. Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such law, rule or regulation.

     4.19 Environmental Matters.

          (a) Except as disclosed in Schedule 6 to this Agreement, no property owned or used by Borrower and located in the State of New Jersey is an "industrial establishment" within the meaning of the New Jersey Industrial Site Recovery Act ("ISRA") or is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes" within the meaning of ISRA. The following is the only four digit Standard Industrial Classification Code applicable to the properties and operations of Borrower: 3312.

          (b) Except as disclosed in Schedule 6 to this Agreement, Borrower is in compliance in all material respects with all applicable federal, state and local statues, rules, regulations, orders and other provisions of law relating to air emissions, water discharge, noise emissions, solid and liquid disposal, hazardous waste and substances, and other environmental, health and safety matters.

     4.20 Margin Stock. No part of the proceeds of any Revolving Loan or the Term Loan will be used, directly or indirectly, to purchase or carry any "margin stock" (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System.

     4.21 Representations and Warranties True, Accurate and Complete; Confirmation With Each Loan.

          (a) None of the representations, warranties or statements to Lender contained in this Agreement, in any of the Relevant Documents or in any other writing delivered to Lender in connection with the Collateral, this Agreement or any of the transactions contemplated thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation, warranty or statement not misleading in light of the circumstances under which it is made. All of such representations, warranties and statements shall survive until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents.

          (b) Borrower's acceptance of each Revolving Loan under this Agreement shall constitute a confirmation of the matters set forth in the preceding Sections 4.1 through 4.21(a) as of the date of such Loan. If requested by Lender, Borrower shall further confirm such matters by delivery of a certificate dated the day of the Revolving Loan and signed by a duly authorized officer of Borrower satisfactory to Lender.


5.   AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower shall, unless Lender shall otherwise consent in writing:

     5.1 Maintenance of Existence and Qualifications. Maintain and preserve in full force and effect its existence and good standing and all other rights, powers, franchises, licenses and qualifications necessary or desirable for its ownership or use of properties or the conduct of its business.

     5.2 Payment of Taxes and Other Obligations. Pay (a) before they become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its property or required to be collected by it, and
(b) when due, all other indebtedness and liabilities of any kind now or hereafter owing by it; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, trade indebtedness (other than indebtedness for borrowed money) or liability so long as the validity thereof is being contested in good faith by appropriate legal proceedings diligently pursued and Borrower shall have set aside on its books adequate reserves with respect to such tax, assessment, charge, indebtedness or liability so contested; and provided further that, in any event, payment of any such tax, assessment, charge, indebtedness, or liability shall be made before any of Borrower's assets shall be seized or sold with respect thereto.

     5.3 Maintenance of Properties. Maintain its properties in good working order and condition.

     5.4 Notice of Adverse Events. Promptly notify Lender in writing of the occurrence or existence of any of the following: (a) any Event of Default or any Unmatured Event of Default as defined in this Agreement;
(b) any matter or event which has resulted in, or may result in, a material adverse change in the financial condition or any property or operations of Borrower; (c) any material claim, action, proceeding or investigation filed or instituted against Borrower, or any adverse determination in any material pending action, proceeding or investigation affecting it; (d) any loss from casualty or theft in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), whether or not insured, affecting property of Borrower;
(e) whether or not otherwise reportable under this Section 5.4, any complaint, citation, order or other notice of a violation or a claim involving any of the following, if the liability or penalty therefor may exceed Two Hundred Fifty Thousand Dollars ($250,000.00), singly or in the aggregate: any applicable federal, state or local statute, rule, regulation, order or other provision of law relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or substances, or other environmental, health or safety matters (the notice to Lender to include, along with other relevant information, the name of the complainant or claimant and the nature and potential amount of the claim); (f) any event or condition described in Section 8.16 of this Agreement relating to ERISA; or (g) if any of the representations and warranties contained in this Agreement, or in any of the Relevant Documents or any other writing delivered to Lender by Borrower in connection with this Agreement or any of the transactions contemplated thereby, ceases to be true, correct and complete.

     5.5 Information and Documents to be Furnished to Lender. Furnish to Lender in form and substance satisfactory to it:

          (a) Annual Financial Statements. As soon as available but in no event later than ninety (90) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such year and consolidated and consolidating statements of income, cash flows and changes in stockholders' equity for such year (all in reasonable detail and with all notes and supporting schedules), audited and certified by an independent certified public accountant satisfactory to Lender, as presenting fairly the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto, accompanied by a certificate from the chief financial officer of Borrower setting forth and showing the calculation of the Excess Cash Flow of Borrower for such fiscal year.

          (b) Accountants' Letter. Simultaneous with the delivery of the financial statements under subsection 5.5(a) above and the delivery of such other financial statements and reports as may be audited, certified, reviewed or compiled by the accountants and delivered to Lender, from time to time as may reasonably be requested by Lender, Borrower shall cause its certified public accountants to deliver to Lender a letter substantially in the form attached hereto as Exhibit C.

          (c) Quarterly Financial Statements. As soon as available but in no event later than forty-five (45) days after the end of each of the first, second and third quarters of each fiscal year of Borrower, either
(i) a balance sheet of Borrower as of the end of such quarter and statements of income, cash flows and changes in stockholders' equity for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (all in reasonable detail and with all notes and supporting schedules), certified by the chief financial officer of Borrower as presenting fairly the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto, and all reviewed by an independent certified public accountant satisfactory to Lender or (ii) if available, a copy of Borrower's Form 10-Q for such fiscal quarter filed with the SEC, including all schedules and exhibits filed therewith other than schedules or exhibits which were previously provided to Lender. Each quarterly financial statement or Form 10-Q provided under this Section 5.5(c) shall be accompanied by a certificate setting forth the amount, and in reasonable detail, the calculation of the Excess Cash Flow of Borrower for the fiscal year to date as of the end of the fiscal quarter of Borrower reported on in such financial statement or Form 10-Q.

          (d) Monthly Financial Statements. As soon as available but in no event later than thirty (30) days after the end of each month, a condensed balance sheet of Borrower as of the end of such month and condensed statements of income and cash flows for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month (all in consistent form and format as historically produced by Borrower and all in reasonable detail and with all notes and supporting schedules as shall have been customarily provided for such condensed financial statements consistent with such historical form and format), certified by the chief financial officer of Borrower as presenting fairly the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto.

          (e) SEC Filings. Immediately upon filing, copies of each filing made (including those items which are not deemed officially "filed") with the Securities and Exchange Commission, including without limitation, a copy of each registration statement, Form 10-K, Form 10-Q, Form 8-K, Form 8 and each proxy statement and annual report, in each case with a copy of the exhibits thereto other than exhibit copies which were previously delivered to Lender.

          (f) Accounts, Inventory and Accounts Payable Reports. On or before the 15th day of each month as at the close of the preceding month, and from time to time as Lender may require: certificates and assignment schedules describing the Qualified Accounts and Inventory in detail and total, aging reports of Accounts, Accounts Payable aging reports, and collateral and loan reconciliation reports, all in such form as Lender may require.

          (g) Change in Status. Immediately, notice identifying any Inventory or Account that has ceased to be Qualified.

          (h) Rejection, Delay, Claims. Immediately, notice of the rejection of goods, delay in performance, or claims made in regard to Accounts.

          (i) ERISA Documents. As soon as filed or distributed, all ERISA reports, notices, returns and other documents filed as required by or in compliance with ERISA, whether to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other appropriate agency.

          (j) Violations. Immediately, a copy of any complaint, citation, order or other notice of a violation or claim required to be reported pursuant to Subsection 5.4(e) of this Agreement.

          (k) Von Roll Credit Agreement. Immediately, a copy of any notice, request or any other communication sent or received by Borrower in connection with the Von Roll Credit Agreement.

          (l)  Other Documents.  Upon demand:

               (i) Immediately, a certificate executed by an officer of Borrower satisfactory to Lender stating that there then exists no Event of Default or Unmatured Event of Default, or, if any such Event of Default or Unmatured Event of Default exists, a certificate executed by the chief executive officer of Borrower explaining such Event of Default or Unmatured Event of Default in detail and describing in detail the action or actions Borrower has taken and intends to take with respect thereto.

               (ii) Immediately, all original and other documents evidencing Borrower's right to payment, including but not limited to invoices, original orders, and shipping and delivery receipts; and

               (iii) Promptly, such other documents or information as Lender may reasonably request, including financial projections and cash flow analyses.

     5.6 Access to Records and Property. At any time and from time to time, upon request by Lender, give any representative of Lender access during normal business hours to inspect any of Borrower's properties and to examine, copy and make extracts from any and all books, records and documents in the possession of Borrower or any independent contractor relating to Borrower's affairs or the Collateral (including without limitation returns for federal income tax and other taxes).


     5.7  Insurance At Borrower's Expense.

          (a) Liability and Property Insurance. Maintain at Borrower's expense (with such insurers, in such amounts and with such deductibles as is satisfactory to Lender) public liability and third party property damage insurance and insurance on the Collateral (including without limitation insurance against fire, explosion, boiler damage, theft, burglary, spoilage, pilferage, loss in transit and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses), which insurance shall be evidenced by policies (i) in form and substance satisfactory to Lender, (ii) designating Lender and its assigns as additional co-insureds or loss payees as their interests may appear from time to time, (iii) containing a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence of Borrower or any other person shall not invalidate the insurance as to Lender and its assigns, and (iv) requiring at least thirty
(30) days' prior written notice to Lender and its assigns before cancellation or any material change shall be effective.

          (b)  [Intentionally Left Blank]

          (c) Copies of Policies. Upon demand, deliver to Lender the original of each policy evidencing insurance required by this Section 5.7, together with evidence of payment of all premiums therefor.

          (d) Notice and Proof of Loss. In the event of loss or damage, forthwith notify Lender and file proofs of loss satisfactory to Lender with the appropriate insurer, but without limiting the rights of Lender pursuant to Subsection 7.1(k).

          (e) Proceeds. Forthwith upon receipt, endorse and deliver insurance proceeds to Lender, but without limiting the rights of Lender pursuant to Subsection 7.1(k).

     In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy, or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

     5.8 Condition of Collateral; No Liens. Maintain the Collateral in good condition and repair at all times, preserve the Collateral from loss, damage, or destruction of any nature whatsoever, and keep the Collateral free and clear of any mortgage, security interest, assignment, pledge, hypothecation, or other lien or encumbrance, except Permitted Liens.

     5.9 Proceeds of Collateral. Forthwith upon receipt, pay to Lender all proceeds of Collateral, whereupon such proceeds shall become Lender's sole property.

     5.10 Records. Maintain complete and accurate books and records of all its operations and properties, including records of the Collateral and the status of each of the Accounts.

     5.11 Delivery of Documents. If any proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, immediately deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

     5.12 United States Contracts. If any of the Accounts arises out of a contract with the United States or any of its departments, agencies or instrumentalities, immediately notify Lender and execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

     5.13 Further Assurances. From time to time, execute and deliver such further documents and take such further actions as Lender may reasonably request in order to carry out the purposes of this Agreement, the Relevant Documents and any other instruments, documents and agreements which shall be executed concurrently herewith or thereafter with regard to the transactions contemplated by this Agreement.

     5.14 Operating Accounts. Borrower shall maintain its operating accounts with Lender continuously until the Obligations are finally and fully paid and performed.

     5.15 Related Entities. Cause each Related Entity to comply with the covenants stated in this Section 5, to the extent relevant to such Entity, as if stated with reference to such Entity.

     5.16 Keasbey Property. Upon any sale, lease, assignment, condemnation or other transfer or disposition of the Keasbey Property or Borrower's interest in the Keasbey Property, pay the Net Proceeds thereof as follows:

          (a) If no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default is caused by such sale, lease, assignment, condemnation or other transfer or disposition, twenty-five percent (25%) of such Net Proceeds to Lender to be applied against the Obligations, firstly against accrued but unpaid interest on the Term Loan, secondly, against the outstanding installments of principal due on the Term Loan in the inverse order of maturity and thirdly against all other Obligations in the order and the manner as determined in the sole and absolute discretion of Lender, and the remainder of such twenty-five percent (25%) of the Net Proceeds, if any, and the other seventy-five percent (75%) of the Net Proceeds of the Keasbey Property may be retained by Borrower.

          (b) If an Event of Default or an Unmatured Event of Default has occurred and is continuing or is caused or results from such sale, lease, assignment, condemnation or other transfer or disposition of the Keasbey Property, the Net Proceeds thereof shall be paid:

               (i) to Lender in full up to the amount of the Obligations to be applied against the Obligations, firstly against accrued but unpaid interest, secondly against the outstanding installments of principal due on balance of the Term Loan in the inverse order of maturity and thirdly against all other Obligations in the order and the manner as determined in the sole and absolute discretion of Lender; and

               (ii) the remainder, if any, to Borrower.

     5.17 Sales of Fixed Assets. Pay to Lender the Net Proceeds from the sale, assignment, transfer or other disposition of any property of Borrower (real or personal, tangible or intangible) other than inventory, and such Net Proceeds shall be applied firstly against the accrued but unpaid interest on the Term Loan, secondly against the outstanding installments of principal on the Term Loan in the inverse order of their maturity and thirdly against all other Obligations in the order and the manner as determined in the sole and absolute discretion of Lender, and the remainder if any to Borrower; provided, however, Borrower may retain the Net Proceeds from any sale of the real property owned by Borrower in Bowie, Maryland and the Net Proceeds of any fixed assets comprising a portion of Borrower's plant in Bowie, Maryland (collectively, the "Bowie Net Proceeds") so long as (i) no Event of Default or Unmatured Event of Default has occurred and is continuing, and (ii) no portion of the Bowie Net Proceeds are used, directly or indirectly, to make any payment against the Von Roll Loan. This Section 5.17 shall not apply to the Net Proceeds of the Keasbey Property which are governed by Section 5.16 above.

6.   NEGATIVE COVENANTS

     Borrower covenants and agrees that, until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower shall not, unless Lender shall otherwise consent in writing:

     6.1 No Consolidation, Merger, Acquisition, Liquidation. Enter into any merger, consolidation, reorganization or recapitalization; take any steps in contemplation of dissolution or liquidation; conduct any part of Borrower's business through any corporate subsidiary, unincorporated association or other entity not disclosed on Schedule 4 to this Agreement; or acquire the stock or assets of any person, firm, joint venture, partnership, corporation or other entity, whether by merger, consolidation, purchase of stock or otherwise.

     6.2 Disposition of Assets or Collateral. Sell, lease, or otherwise transfer or dispose of any or all of the Collateral or other assets of Borrower, other than the sale of Inventory in the ordinary course of business, the retirement of other assets in the normal course of operations or the sale of the Keasbey Property or the property located in Bowie, Maryland.

     6.3 Other Liens. (a) Incur, create or permit to exist, in an aggregate amount at any time any mortgage, security interest, assignment, pledge, hypothecation, lien, encumbrance, conditional sale or other title retention agreement, financing lease having substantially the same effect as any of the foregoing, or other preferential arrangement of any type, in each case upon or with respect to any assets of Borrower, whether now owned or hereafter acquired, except Permitted Liens.

          (b) Incur, create or permit to exist (i) any restriction or limitation on its right or ability to grant any mortgage, security interest, hypothecation, assignment or other lien in favor of Lender, or (ii) any obligation on its part to any third party, or any rights in favor of any third party, if it grants any mortgage, security interests, hypothecation, assignment or other lien or encumbrance on any of its property in favor of Lender other than to expand the Von Roll Subordinated Lien to cover the same property.

     6.4 Other Liabilities. Incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property or services, except (a) the Obligations, (b) indebtedness subordinated to payment of the Obligations on terms approved by Lender in writing, (c) payables which are Current, or (d) those liabilities existing on the date of this Agreement and shown by the financial statements attached as Schedule 1 to this Agreement.

     6.5 Loans. Make loans to any person or entity except for loans to new employees for relocation expenses.

     6.6 Guaranties; Contingent Liabilities. (a) Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) agree to maintain the working capital or net worth of any person or entity or to make investments in any person or entity (except for short-term investment of excess cash).

     6.7 Dividends and Other Distributions. Declare or pay any cash dividend or make any distribution on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, or make any distribution of assets to its stockholders.

     6.8 Transactions with Affiliates. Enter into any transaction with a person or entity directly or indirectly controlling, controlled by or under the direct or indirect common control of Borrower, on a basis less favorable in a material respect to Borrower than if such transactions were not with such a person or entity, except as set forth in Schedule 6.8.

     6.9 Sale of Inventory. Sell any of the Inventory on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or any other basis subject to a repurchase obligation or return right, other than inventory which, consistent with historical trends, in the ordinary and normal course of Borrower's business is shipped to and held at the Keasbey Property for scheduled further shipment by water transportation to Borrower's customer.

     6.10 Removal of Collateral. Remove, or cause or permit to be removed, any of the Collateral or other assets from the premises identified on
Schedule 2 to this Agreement, except for sales of Inventory in the ordinary course of business, and removals in connection with the retirement of assets in the normal course of operations.

     6.11 Transfer of Notes or Accounts. Sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note or other instrument payable to it with or without recourse, except for collection without recourse in the ordinary course of business.

     6.12 Settlements. Compromise, settle or adjust any claim in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) relating to any of the Collateral.

     6.13 Modification of Governing Documents. Change, alter or modify, or permit any change, alteration or modification of, its Certificate of Incorporation or Bylaws or other governing documents in any way that could have a material adverse effect upon Borrower's performance of its obligations under this Agreement or any of the Relevant Documents or upon Lender's rights or remedies under or in connection with this Agreement or any of the Relevant Documents (it being expressly agreed that the inclusion of any provisions similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section) or make or permit any change, alteration or modification without first providing Lender with the written opinion of Borrower's counsel that such change, alteration or modification complies with the requirements of this Section 6.13.

     6.14 Change Business. Cause or permit a material change in the nature of its business as conducted on the date of this Agreement.

     6.15 Change of Location or Name.  Change any of the following:
(a) the location stated in Section 4.12 of this Agreement for the maintenance of the books and records relative to the Accounts and Inventory, (b) the location of the principal place of business or chief executive office of Borrower as stated in Section 4.14 of this Agreement, or (c) except after forty-five (45) days' prior written notice to Lender and the execution, delivery and filing and recording of all financing statements and other documents as may be necessary to perfect or maintain the perfection of the security interests and liens in favor of Lender, the name under which Borrower conducts any of its business or operations.

     6.16 Change of Accounting Practices. Change its present accounting principles or practices in any material respect, except as may be required by changes in generally accepted accounting principles.

     6.17 Inconsistent Agreement. Enter into any agreement containing any provision that would be violated by the performance of the Obligations or Borrower's obligations under any of the Relevant Documents or under any document delivered or to be delivered by it in connection therewith.

     6.18 Working Capital. Cause or permit Working Capital as at the last day of each fiscal quarter or fiscal year of Borrower identified below to be less than the amount specified below opposite such quarter or fiscal year:

          Fiscal Quarter/Year        Minimum
          Of Borrower Ending         Working Capital

          May 31, 1996               ($12,000,000)
          Aug. 31, 1996              ($7,800,000)
          Nov. 30, 1996              ($4,100,000)
          Feb. 28, 1997              ($5,500,000)
          May 31, 1997               ($3,000,000)
          Aug. 31, 1997              ($3,500,000)
          Nov. 30, 1997              ($6,100,000)
          and each fiscal
          year-end thereafter        increasing by $750,000.

The term Working Capital meaning, as of the time of any determination thereof, the amount determined in accordance with generally accepted accounting principles, applied on a consistent basis, by which the current assets of Borrower exceed its current liabilities, which calculation shall, at all times, include the principal amount outstanding under the Revolving Loan and exclude the principal amount outstanding under the Von Roll Loan and the current installments due under the Term Loan at the time of such calculation.

     6.19 Tangible Net Worth. Cause or permit Tangible Net Worth as at the last day of each fiscal quarter or fiscal year of Borrower identified below and as of each day of the immediately subsequent fiscal quarter of Borrower to be less than the amount specified below opposite such fiscal quarter or fiscal year:

          Fiscal Quarter/Year        Minimum
          Of Borrower Ending         Tangible Net Worth

          May 31, 1996               $80,400,000
          Aug. 31, 1996              $81,700,000
          Nov. 30, 1996              $83,500,000
          Feb. 28, 1997              $81,400,000
          May 31, 1997               $82,500,000
          Aug. 31, 1997              $84,000,000
          Nov. 30, 1997              $85,300,000
          and each fiscal year-end
          thereafter                 not less than 110% of the actual
                                     Tangible Net Worth as at the immediately preceding fiscal year end.

The term Tangible Net Worth meaning, as of the time of any determination thereof, the difference between (a) the sum of (i) the par value (or value stated on the books of Borrower) of the capital stock of all classes of Borrower, plus (or minus in the case of a deficit) (ii) the amount of Borrower's surplus, whether capital or earned, less (b) the sum of treasury stock, unamortized debt discount and expense, good will, trademarks, trade names, patents, deferred charges, leasehold improvements and other intangible assets, and any write-up of the value of any assets, all determined in accordance with generally accepted accounting principles, applied on a consistent basis.

     6.20 Capital Expenditures. Enter into any agreement to purchase or pay for, or become obligated to pay for, Capital Expenditures including capitalized interest payments, long term leases, capital leases or sale lease-backs, in an amount, determined without duplication, aggregating during any fiscal year of the Borrower listed below in excess of the amount specified below opposite such fiscal year:

          Fiscal Year                Maximum
          Of Borrower Ending         Capital Expenditures

          1996                       $13,000,000
          1997                       $ 4,500,000
          During each fiscal year
          thereafter                 $ 5,000,000

The term Capital Expenditures meaning all unfinanced expenditures (including capitalized lease payments) for any fixed assets or improvements which have a useful life of more than one (1) year, or for replacements thereof, substitutions therefor or additions thereto.

     6.21 Cash Coverage Ratio. Cause or permit Borrower's Cash Ratio Coverage as at the last day of each fiscal quarter of Borrower identified below to be less than the amount specified below opposite such fiscal quarter:

            Fiscal Quarter               Minimum
          Of Borrower Ending         Cash Coverage Ratio

          May 31, 1997                       5.0
          Aug. 31, 1997                      6.5
          Nov. 30, 1997                      7.0
          Each fiscal quarter thereafter     7.0

The term Cash Coverage Ratio means the ratio of (i) the difference between
(A) Borrower's net income plus depreciation for the fiscal quarter, minus
(B) capitalized interest and unfinanced capital expenditures for such fiscal quarter, to (ii) Borrower's debt service requirement for such fiscal quarter, all as determined in accordance with generally accepted accounting principles, applied on a consistent basis. Regular payments on the Revolving Loan and the Von Roll Loan and mandatory prepayments from the permitted sale of assets shall not, for purposes of this Section 6.21, be deemed part of "Borrower's debt service requirement."

     6.22 Related Entities. Cause, suffer or permit any Related Entity to fail to observe any covenant stated in this Section 6. as if stated with reference to such Entity.

7.   ADDITIONAL POWERS OF LENDER

     7.1 Powers of Attorney. Borrower hereby constitutes and appoints Lender (and any employee or agent of Lender, with full power of substitution) its true and lawful attorney and agent in fact to take any or all of the actions described below in Lender's or Borrower's name and at Borrower's expense:

          (a) Charges Against Credit Balances. Lender, without demand, may charge and withdraw from any credit balance that Borrower may then have with Lender, or with any affiliate of Lender, any amount that shall become due from Borrower to Lender under this Agreement or any of the Relevant Documents.

          (b) Evidence of Liens. Lender may execute such financing statements and other documents and take such other actions as Lender deems necessary or proper in order to create, perfect or continue the security interests and other liens provided for by this Agreement or any of the Relevant Documents, and Lender may file the same (or a photocopy of this Agreement or of any financing statement signed by Borrower) in any appropriate governmental office.

          (c) Preservation of Collateral. Lender may take any and all action that it deems necessary or proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower that might impair the Collateral or Lender's security interest therein, the purchase of insurance on Collateral, the repair or safeguarding of Collateral, or the payment of taxes, assessments or other liens thereon. All sums so expended by Lender shall be added to the Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

          (d) Lender's Right to Cure. In the event Borrower fails to perform any of its Obligations, then Lender may perform the same but shall not be obligated to do so. All sums so expended by Lender shall be added to the Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

          (e) Verification of Accounts. Lender may make test verifications of any and all Accounts in any manner and through any medium Lender considers advisable, and Borrower shall render any necessary assistance.

          (f) Collections; Modification of Terms. Upon the occurrence and continuance of any Event of Default, Lender may demand, sue for, collect and give receipts for any money, instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including without limitation extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted under this Agreement or any of the Relevant Documents.

          (g) Notification of Account Debtors. Borrower, at the request of Lender, shall notify the Account debtors of Lender's security interest in its Accounts. Upon the occurrence and continuance of any Event of Default, Lender may notify the Account debtors on any of the Accounts to make payment directly to Lender, and Lender may endorse all items of payment received by it that are payable to Borrower; until such time as Lender elects to exercise such right of notification, Borrower is authorized to collect and enforce the Accounts in accordance with Section 2A.4.

          (h) Notification as to Inventory. Lender may notify the bailee of any Inventory of Lender's security interest therein.

          (i) Endorsements. Lender may endorse Borrower's name on checks, notes, acceptances, drafts, invoices, bills of lading and any other documents or instruments requiring Borrower's endorsement.

          (j) Mails. Upon the occurrence and continuance of any Event of Default, Lender may notify the postal authorities to deliver all mail, parcels, and other material addressed to Borrower to Lender at such address as Lender may direct, and Lender may open and deal with same as it deems necessary or proper.

          (k) Insurance. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower's name any checks or drafts constituting insurance proceeds.

     7.2 Irrevocability; Lender's Discretion. Borrower covenants and agrees that any action described in Section 7.1 may be taken at Lender's sole and absolute discretion, at any time and from time to time, and (unless stated specifically to the contrary in Section 7.1 with respect to any power) whether prior or subsequent to an Event of Default, and Borrower hereby ratifies and confirms all actions so taken. Borrower further covenants and agrees that the powers of attorney granted by Section 7.1 are coupled with an interest and shall be irrevocable until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents; that said powers are granted solely for the protection of Lender's interest and Lender shall have no duty to exercise any thereof; that the decision whether to exercise any of such powers, and the manner of exercise, shall be solely within Lender's discretion; and that neither Lender nor any of its directors, officers, employees or agents shall be liable for any act of omission or commission, or for any mistake or error of judgment, in connection with any such powers.


8.   EVENTS OF DEFAULT

     The occurrence of any of the following shall constitute an Event of
Default:

     8.1 Failure to Pay. Borrower fails to pay when due any principal of or interest on any Revolving Loan or Term Loan or any other sum owing to Lender, including without limitation any of the Obligations arising under this Agreement or any of the Relevant Documents or under any other agreement with Lender;

     8.2 Failure to Perform. Borrower fails to perform or observe (a) any covenant, term or condition of this Agreement or any of the Relevant Documents, or (b) any of the other Obligations;

     8.3 Cross Default; Default on Other Debt. (a) Any other default on any of the Obligations or under any of the Relevant Documents occurs, or (b) default occurs under any indebtedness or other obligation of Borrower, or of any guarantor of any of the Obligations, to any third party that entitles such third party to declare such indebtedness or other obligation due prior to its date of maturity;

     8.4 False Representation or Warranty. Any representation, warranty or statement contained in this Agreement, in any of the Relevant Documents or in any other writing delivered to Lender in connection with the Collateral, this Agreement or any of the transactions contemplated hereby or thereby, proves to have been incorrect in any material respect when made;

     8.5 Cessation of Business. Borrower ceases to do business as a going concern;

     8.6 Change in Condition. There occurs any change in the condition or affairs, financial or otherwise, of Borrower or of any endorser, guarantor or surety for any of the Obligations, which in the reasonable opinion of Lender impairs Lender's security or increases its risks;

     8.7 Change in Ownership. At any time less than fifty-seven percent (57%) of the issued and outstanding voting stock of Borrower is owned by Von Roll;

     8.8  [Intentionally Left Blank].

     8.9 Insecurity. At any time Lender believes that the prospect of payment or performance of any of the Obligations is impaired;

     8.10 Liquidation or Dissolution. Borrower takes any action to authorize its liquidation or dissolution;

     8.11 Inability to Pay Debts. Borrower (a) becomes unable or fails to pay its debts generally as they become due, (b) admits in writing its inability to pay its debts, or (c) proposes or makes a composition agreement with creditors, a general assignment for the benefit of creditors, or a bulk sale;

     8.12 Bankruptcy; Insolvency. Any proceeding is instituted by or against Borrower (a) seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or Borrower takes any action to authorize or consent to any action described in this Section 8.12;

     8.13 Judgments. One or more judgments or orders for the payment of money exceeding $100,000 in the aggregate are rendered against Borrower, and any such judgment or order continues unsatisfied and not effectively stayed for a period of thirty (30) consecutive days;

     8.14 Attachment. Any substantial part of the assets of Borrower becomes subject to attachment, execution, levy or like process which shall not have been effectively stayed;

     8.15 Condemnation. Any governmental agency, or other entity with power to do so, commences proceedings to condemn, seizes or expropriates assets of Borrower necessary for the conduct of Borrower's business as conducted on the date of this Agreement, without material change, or Borrower abandons such assets or suspends operation thereof for a period of thirty (30) consecutive days;

     8.16 ERISA. With respect to any Plan (as defined in Section 4.17 of this Agreement), there occurs or exists any of the events or conditions described in the following clauses (a) through (h) and such event or condition, together with all like events or conditions, could in the opinion of Lender subject Borrower to any tax, penalty or other liability that might, singly or in the aggregate, have a material adverse effect on the financial condition or the properties or operations of Borrower:
(a) a reportable event as defined in Section 4043 of ERISA, (b) a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (c) termination of the Plan or filing of notice of intention to terminate, (d) institution by the Pension Benefit Guaranty Corporation of proceedings to terminate, or to appoint a trustee to administer, the Plan, or circumstances that constitute grounds for any such proceedings, (e) complete or partial withdrawal from a multiemployer Plan, or the reorganization, insolvency or termination of a multiemployer Plan, (f) an accumulated funding deficiency within the meaning of ERISA,
(g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Internal Revenue Code, or (h) any act or condition which could result in direct, indirect or contingent liability to any Plan or the Pension Benefit Guaranty Corporation;

     8.17 Guaranty. Any guaranty of any of the Obligations ceases to be effective or any guarantor denies liability thereunder; or

     8.18 Von Roll Loan. (a) An event of default occurs under or with respect to the Von Roll Loan, (b) Von Roll fails to advance any funds under the Von Roll Loan as provided for under the Von Roll Credit Agreement or
(c) Von Roll fails to comply with any other material term or condition of the Von Roll Credit Agreement.


9.   REMEDIES

     9.1 Rights in General. Automatically upon the occurrence of an Event of Default described in Section 8.12, and at the option of Lender upon the occurrence of any other Event of Default, (a) all provisions for additional Loans under this Agreement shall terminate, (b) the principal and interest of the Revolving Loans and the Term Loan, all other amounts payable under this Agreement and all other Obligations shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and
(c) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all rights and remedies provided for in this Agreement, the Revolving Note, the Term Note or any of the other Relevant Documents, all rights and remedies of a secured party under the UCC, and all other rights and remedies that may otherwise be available to Lender by agreement or at law or in equity.

     9.2 Specific Rights Regarding Collateral. In addition to the rights as stated generally in Section 9.1, Borrower agrees that, upon the occurrence of an Event of Default, Lender shall be entitled to the rights and remedies, and Borrower shall have the obligations, set forth below:

          (a) Lender may enter upon the premises where any of the Collateral is located and take possession thereof and, at Lender's option, remove or sell in place any or all thereof.

          (b) Upon notice from Lender, Borrower shall promptly at its expense assemble any or all of the Collateral and make it available at a reasonably convenient place designated by Lender.

          (c) Lender may, with or without judicial process, sell, lease or otherwise dispose of any or all of the Collateral at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times and places, with or without having the Collateral at the place of sale or other disposition, to such persons or entities, for cash or credit or for future delivery and upon such other terms, as Lender may in its discretion deem best in each such matter.
The purchaser of any of the Collateral at any such sale shall hold the same free of any equity of redemption or other right or claim of Borrower, all of which -- together with all rights of stay, exemption or appraisal under any statute or other law now or hereafter in effect -- Borrower hereby unconditionally waives to the fullest extent permitted by law. If any of the Collateral is sold on credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and, in the event of such failure, Lender may resell such Collateral.

          (d) Borrower hereby further agrees that notice of the time and place of any public sale, or of the time after which any private sale or other intended disposition or action relating to any of the Collateral is to be made or taken, shall be deemed commercially reasonable notice thereof, and shall satisfy the requirements of any applicable statute or other law, if such notice (i) is delivered not less than three (3) business days prior to the date of the sale, disposition or other action to which the notice relates, or (ii) is mailed (by ordinary first class mail, postage prepaid) not less than five (5) business days prior thereto.
Lender shall not be obligated to make any sale or other disposition or take other action pursuant to such notice and may, without other notice or publication, adjourn or postpone any public or private sale or other disposition or action by announcement at the time and place previously fixed therefor, and such sale, disposition or action may be held or accomplished at any times or places to which the same may be so adjourned or postponed.

          (e) Lender may purchase any or all of the Collateral at any public sale and may purchase at private sale any of the Collateral that is of a type customarily sold in a recognized market or the subject of widely distributed price quotations or as may be further permitted by law. Lender may make payment of the purchase price for any Collateral by credit against the then outstanding amount of the Obligations.

          (f) Lender may, to the extent permitted by law, at its discretion retain any or all of the Collateral and apply the same in satisfaction of part or all of the Obligations.

          (g) Any cash proceeds of sale, lease or other disposition of Collateral shall be applied as follows:

               First: To the expenses of collecting, enforcing, safeguarding, holding and disposing of Collateral, and to other expenses of Lender in connection with the enforcement of this Agreement, any of the Notes, any of the Relevant Documents, or any other agreement relating to any of the Obligations (including without limitation court costs and the fees and expenses of attorneys, accountants and appraisers), together with interest at the Default Rate from the respective dates such sums are expended;

               Second: Any surplus then remaining to the payment of interest and principal of the Loans and other sums payable as part of the Obligations, in such order as Lender elects; and

               Third: Any surplus then remaining to Borrower or whoever may be lawfully entitled thereto.

     9.3  Set-Off.  Borrower further agrees that:

          (a) Upon the occurrence of an Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply (or cause any affiliate of Lender to set off and apply) any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or such affiliate to or for the credit or the account of Borrower, against any or all of the Obligations of Borrower now or hereafter existing under this Agreement, any of the Notes or otherwise, irrespective of whether or not Lender shall have made any demand and although such Obligations may be unmatured.

          (b) If any other lender has participated with Lender with respect to any of the Loans, Borrower hereby authorizes such participating lender, upon the occurrence of any Event of Default, immediately and without notice or other action, at request of Lender, to set off against any of Borrower's Obligations to Lender any deposits held or money owed by such participating lender in any capacity to Borrower, whether or not due, and to remit the money set off to Lender.

          (c) The rights stated in this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that Lender or any participating lender may have.

     9.4 Cumulative Remedies; No Waiver by Lender. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available to Lender by agreement or at law or in equity, and Lender may exercise its remedies concurrently, independently, or successively. No express or implied waiver by Lender of any default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies, and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right.

     9.5 Waivers and Consents Relating to Remedies. In connection with any action or proceeding arising out of or relating in any way to this Agreement, any of the Notes, any of the Loans, any of the Relevant Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing:

          (a)  BORROWER AND LENDER WAIVE THE RIGHT TO TRIAL BY JURY;

          (b) Borrower and Lender consent to the jurisdiction of any court of the State of New Jersey and of any federal court located in New Jersey, and waive any right to object to such court as an inconvenient forum;

          (c) Borrower waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as Lender may elect, by certified mail directed to Borrower at the location provided for notices to Borrower under this Agreement or, in the alternative, in any other form or manner permitted by law;

          (d) Borrower agrees that all of the Collateral constitutes equal security for all of the Obligations, and agrees that Lender shall be entitled to sell, retain or otherwise deal with any or all of the Collateral, in any order or simultaneously as Lender shall determine in its sole and absolute discretion, free of any requirement for the marshalling of assets or other restriction upon Lender in dealing with the Collateral; and

          (e) Borrower agrees that Lender may proceed directly against Borrower for collection of any or all of the Obligations without first selling, retaining or otherwise dealing with any of the Collateral.


10.  ADDITIONAL WAIVERS AND CONSENTS OF BORROWER

     10.1 Waivers. Borrower waives demand, presentment, notice of dishonor or protest of any instruments either of Borrower or others which may be included in the Collateral.

     10.2 Consents. Borrower consents to (a) any extension, postponement of time of payment or other indulgence, (b) any substitution, exchange or release of Collateral, (c) any addition to, or release of, any party or person primarily or secondarily liable, and (d) any acceptance of partial payments on any Accounts or instruments and the settlement, compromising or adjustment thereof.


     10.3 Applications of Payments. Borrower consents and agrees that, whether or not an Event of Default shall have occurred, Lender shall be entitled to apply the proceeds of any payment made to Lender by or on behalf of Borrower, including, without limitation, any and all proceeds arising from any of the Collateral securing the Obligations of Borrower to Lender, in the manner and against the Obligation or Obligations as determined in the sole and absolute discretion of Lender.


11.  TERMINATION OF AGREEMENT

     11.1 Termination By Lender. Lender shall have the right, at any time and in its sole and absolute discretion and without the necessity for an Event of Default hereunder, to terminate this Agreement, insofar as it relates to Revolving Loans, as of May 1, 1998 or any day thereafter, upon ninety (90) days' written notice to Borrower. Upon the termination date stated in such notice: (a) all provisions for additional Revolving Loans under this Agreement shall terminate, (b) the principal and interest of the Revolving Loans, and all other Obligations under this Agreement and the Relevant Documents related to the Revolving Loans, shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (c) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all of the rights and remedies referred to in Section
9 of this Agreement for the collection of such amounts.

     11.2 Termination By Borrower.

          (a) Borrower may terminate this Agreement, without termination charge, as of the fifth or any subsequent anniversary of the date stated at the beginning of this Agreement, by giving Lender ninety (90) days' prior written notice, provided that on such anniversary date the principal and interest of the Loans, and all other Obligations under this Agreement and the Relevant Documents have been paid in full.

          (b) Except as stated in Subsection 11.2(a), Borrower may terminate this Agreement only upon:

               (i) giving not less than ninety (90) days' and not more than one-hundred and twenty (120) days' prior written notice to Lender of the intended termination date;

               (ii) paying to Lender in full the principal and interest of the Loans, and all other Obligations under this Agreement and the Relevant Documents; and

               (iii) paying to Lender, as liquidated damages, the applicable amount stated below:

                    (A) If the termination date is prior to the first anniversary of the date stated at the beginning of this Agreement, a sum equal to (i) 5% of the average unpaid principal balance of the Term Loan from the date hereof until the date immediately prior to the date of termination, plus (ii) 5% of the Committed Cap; or

                    (B) If the termination date is after such first anniversary but prior to the second such anniversary, a sum equal to
(i) 4% of the average unpaid principal balance of the Term Loan during the immediately preceding twelve (12) calendar months, plus (ii) 1-1/2% of the Committed Cap; or

                    (C) If the termination date is after such second anniversary but prior to the third such anniversary, a sum equal to 3% of the average unpaid principal balance of the Term Loan during the immediately preceding twelve (12) calendar months; or

                    (D) If the termination date is after the third such anniversary but prior to the fourth such anniversary, a sum equal to 2% of the average unpaid principal balance of the Term Loan during the immediately preceding twelve (12) calendar months; or

                    (E) If the termination date is after the fourth such anniversary but not as provided for in Subsection 11.2(a), a sum equal to 1% of the average unpaid principal balance of the Term Loan during the immediately preceding twelve (12) calendar months.

          (c) If at any time after the Maturity Date Lender does not make the Revolving Loan facility available to Borrower and requires the repayment thereof other than as a result of an Event of Default or an Unmatured Event of Default, then Borrower may prepay and terminate the Term Loan without the payment of the fee under Section 2B.7 or this
Section 11.2(b)(iii).

     11.3 Effect on Revolving Loan Limit. Upon the giving of notice of termination pursuant to Section 11.1 or 11.2, the Revolving Loan Limit thereafter shall not exceed the average principal balance of the Revolving Loans outstanding during the thirty-day period preceding the notice. All other requirements for Loans shall remain unchanged.

     11.4 Mutual Release. Upon full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower and Lender shall thereupon automatically each be fully, finally and forever released and discharged from any and all claims, liabilities and obligations, whether in contract or tort, arising out of or relating in any way to this Agreement, any of the Notes or Loans, or any act or omission relating to any of the foregoing or to any of the Collateral or Relevant Documents.


12.  COSTS, EXPENSES AND TAXES

     Borrower agrees to pay on demand:

          (a) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Relevant Documents, and the other documents to be delivered in connection with this Agreement, or any amendments to any of the foregoing (including, without limitation, the fees and out-of-pocket expenses of counsel for Lender and the cost of appraisals and reappraisals of Collateral);

          (b) all losses, reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement, any of the Notes, any of the Relevant Documents, or any other agreement relating to any of the Obligations, or in the preservation of any rights of Lender under any thereof, or in connection with legal advice relating to the rights or responsibilities of Lender under any thereof (including without limitation court costs and the fees and expenses of attorneys, accountants and appraisers), and any expenditure made by Lender in accordance with Subsection 7.1(b) or (c) of this Agreement; and

          (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution, and delivery and performance of this Agreement, any of the Notes, or any of the Relevant Documents, and all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.

          With respect to any amount advanced by Lender and required to be reimbursed by Borrower pursuant to the foregoing provisions of this
Section 12, Borrower shall also pay Lender interest on such amount at the Default Rate. Borrower's obligations under this Section 12 shall survive termination of the other provisions of this Agreement.


13.  INDEMNIFICATION BY BORROWER; LIMITATION OF LIABILITY

          (a) Borrower hereby covenants and agrees to indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, the reasonable fees and out-of-pocket expenses of counsel) which may be incurred by or asserted against Lender or any such other individual or entity in connection with:

                (i) any investigation, action or proceeding arising out of or in any way relating to this Agreement, any of the Notes, any of the Loans, any of the Relevant Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing; or

                (ii) any taxes, liabilities, claims or damages relating to the Collateral or Lender's liens thereon; or

                (iii) the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or

                (iv) any broker's commission, finder's fee or similar charge or fee in connection with the Loans and the transactions contemplated in this Agreement;

except such as result solely from the gross negligence or willful misconduct of Lender.

To the extent that the undertaking to indemnify, pay and hold harmless set forth in this paragraph 13(a) may be unenforceable because it is violative of any law or public policy or for any other reason, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters referred to under this paragraph 13(a).

          (b) To the extent permitted by applicable law, no claim may be made by Borrower or any other person against Lender or any of its affiliates, directors, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its affiliates, directors, officers, employees, agents, attorneys or consultants shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.


14.  MISCELLANEOUS

     14.1 Entire Agreement; Amendments; Lender's Consent. This Agreement (including the Exhibits and Schedules thereto), the Revolving Note, the Term Note and the other Relevant Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement, any of the Notes or any of the Relevant Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     14.2 Notices. All notices and other communications relating to this Agreement or any of the Notes (or to any of the other Relevant Documents, unless otherwise specified therein) shall be in writing (including by telecopier) and mailed certified, return receipt requested, or telecopied, personally served or sent by courier service to the applicable party at the addresses as follows:

     If to Lender:       Midlantic Bank, National Association
                         100 Walnut Avenue
                         Clark, New Jersey 07066
                         Attention:  Commercial Finance Department
                         Fax: 908-396-2050

     If to Borrower:     New Jersey Steel Corporation
                         North Crossman Road
                         Sayreville, New Jersey 08872
                         Attn:  Vice President, Finance
                         Fax:  908-721-8933

or to such other address as the respective party or its successors or assigns may subsequently designate by proper notice. All such notices and other communications shall be deemed given when delivered in person or by courier service, upon receipt of a telecopy or 3 Banking Days after deposited, postage prepaid, for domestic United States mail or 5 Banking Days after deposited, postage prepaid, for international mail.

     14.3 Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

     14.4 Joint Borrowers. If more than one party executes this Agreement as Borrower, then for the purpose of this Agreement the term Borrower shall be read to mean each such party and each party shall be jointly and severally liable as Borrower for the Obligations as defined herein without regard to which party receives the proceeds of any of the Loans. Each such party hereby acknowledges that it expects to derive economic advantage from each of the Loans.

     14.5 Cross Default; Cross Collateral.  Borrower hereby agrees that
(a) all other agreements between Borrower and Lender or any of its affiliates is hereby amended so that a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between Borrower and Lender or any of its affiliates and the collateral pledged under any other agreement with Lender or any of its affiliates secures the Obligations under this Agreement.

     14.6 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. This Agreement, the Notes, the other Relevant Documents and the other documents delivered in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

     14.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     14.8 Severability of Provisions. Any provision of this Agreement, any of the Notes or any of the other Relevant Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Note or such Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

     14.9 Table of Contents; Headings. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect.

     14.10 Exhibits and Schedules. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

     14.11     Further Acknowledgments and Agreements of Borrower and the
Lender.

          (a)  General Acknowledgments.

               (1) Borrower and the Lender acknowledge and agree that they (i) have independently reviewed and approved each and every provision of this Agreement, including the Exhibits attached hereto and any and all other documents and items as they or their counsel have deemed appropriate, and (ii) have entered into this Agreement and have executed the closing documents voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel.

               (2) Borrower and the Lender acknowledge and agree that, to the extent deemed necessary by them or their counsel, they and their counsel have independently reviewed, investigated and/or have full knowledge of all aspects of the transaction and the basis for the transaction contemplated by this Agreement and/or have chosen not to so review and investigate (in which case, Borrower acknowledges and agrees that it has knowingly and upon the advice of counsel waived any claim or defense based on any fact or any aspect of the transaction that any investigation would have disclosed), including without limitation:

                    (i) the risks and benefits of the various waivers of rights contained in this Agreement, including but not limited to, the waiver of the right to a jury trial;

                    (ii) the adequacy of the consideration being transferred under this Agreement, including the adequacy of the consideration for the Mutual Release as set forth in Section 11.4 hereof;

               (3) Borrower has made its own investigation or elected not to make such investigation as to all matters it deems material to this transaction and has not relied on any statement of fact or opinion, disclosure or non-disclosure of the Lender, and has not been induced by the Lender in any way, except for the consideration recited herein, in entering into this Agreement and executing the closing documents contemplated hereby, and further acknowledges that the Lender has not made any warranties or representations of any kind in connection with this transaction except as specifically set forth herein or in the documents executed in conjunction with this Agreement, and Borrower is not relying on any such representations or warranties.

               (4) Borrower acknowledges and agrees that, after careful consideration, it does not deem any matter not reviewed or investigated by it to be material to this Agreement and the transaction contemplated hereby.


          [Remainder of this Page Intentionally Left Blank]


     IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused these presents to be executed by their proper corporate officers and sealed with their seal the day and year first above written.


(Corporate Seal)                   NEW JERSEY STEEL CORPORATION
                                   Borrower
Attest:



By:
                   , Secretary     Kenneth J. Leonard, President




                                   Paul Roik, Vice President Finance



                                   MIDLANTIC BANK, NATIONAL
                                   ASSOCIATION
                                   Lender



                                   By:
                                   Name: Susan M. Graham
                                   Title: Vice President